Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of February 8, 2024, by and between Digital World Acquisition Corp., a Delaware corporation (the “Company”), and each investor identified on Exhibit A attached to this Agreement (each, including its respective successors and assigns, a “Purchaser”).

RECITALS

WHEREAS, each of the Purchasers entered into the SPAs with the Company, pursuant to which the parties agreed to the issuance and sale of an aggregate of $1,000,000 of Preferred Stock (the “Preferred Shares”), to be consummated only upon the occurrence of certain closing conditions, among other things, the consummation of the Business Combination and the Commission declaring the Initial Registration Statement effective;

WHEREAS, based on correspondence from the staff of the Commission on August 19, 2022 and August 23, 2022, the Initial Registration Statement cannot be declared effective prior to consummation of the Business Combination without the mutual waiver by the PIPE Investors and Company of such closing condition in the SPAs in respect of the effectiveness of an initial resale registration statement prior to the issuance of the Preferred Shares;

WHEREAS, none of the Purchasers have agreed to waive such closing condition, and as a result, all of the SPAs have terminated;

WHEREAS, the Company desires to raise additional capital pursuant to this Agreement; and

WHEREAS, the Company desires to issue and sell to each Purchaser, and each of the Purchasers desires to purchase from the Company, convertible promissory notes in substantially the form attached to this Agreement as Exhibit B (each, a “Note” and collectively, the “Notes”), with each Purchaser to subscribe for, at minimum, its pro rata allocation of such securities consistent with each such Purchaser’s allocation of Preferred Stock that would have been issued pursuant to the SPAs in each case in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties to this Agreement agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement: capitalized terms that are not otherwise defined herein have the meanings given to such terms in (a) Exhibit C attached hereto and (b) the Notes.

2. Purchase and Sale of Notes

(a) Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement and the Notes, each Purchaser agrees to lend to the Company from time to time, the amount set forth opposite such Purchaser’s name on Exhibit A attached hereto in consideration for the issuance and delivery by the Company of one or more Notes evidencing such amounts in aggregate principal amount. This Agreement, the Notes, the Warrant Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents”.

3. Drawdowns; Delivery.

(a) Drawdowns. Subject to the terms and conditions of the Note, the Company shall automatically draw down on the Note (the “Drawdowns”) prior to the Maturity Date (as defined in the Notes).

(b) Delivery. Subject to the terms and conditions of the Note, upon the occurrence of each Drawdown, the Purchaser agrees to release or caused to be released the Drawdown proceeds for the Company’s immediate use, which proceeds shall be deposited to the account of the Company no later than two (2) Business Days after each Drawdown, as instructed by the Company. Upon such Drawdown and receipt of funds by the Company, the Company shall deliver to such Purchaser a Note evidencing as indebtedness of the Company the amount of such Drawdown.

4. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedules attached hereto as Exhibit D (the “Disclosure Schedules”), the Company hereby represents and warrants to the Purchaser as of the date of hereof (the “Closing”) (or, if such representations and warranties are made with respect to a specified date, as of such date), as follows:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Except as set forth in on Schedule 4(b), the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, with the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, as the case may be, which could have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Except as set forth in on Schedule 4(b), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing can be cured without material cost or expense.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with any Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against, as applicable, the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes and the consummation by it of the transactions contemplated hereby and the other Transaction Documents do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to any Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (i), (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings as contemplated by this Agreement, (ii) the filings required to be made with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s), if any, to the Principal Market for the issuance and sale of all shares of Common Stock included in the Conversion Units upon the conversion of the Notes and all shares of Common Stock issuable upon full exercise of the Warrants included in the Conversion Units, and the listing of such shares of Common Stock for trading thereon in the time and manner required by the Principal Market, (iv) the filing with the Commission of the New Registration Statement, (v) the filing with the Commission of a Registration Statement on Form S-4, initially filed with the Commission on May 16, 2022 in connection with the Business Combination (as amended and as may be amended from time to time, the “Form S-4”) and such filings as are required to be made under applicable requirements, if any, of the Exchange Act or applicable state securities laws, (vi) the filing of an amended charter with the Secretary of State of Delaware, and (vii) Shareholder Approval, if any (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, and Warrant Shares when issued in accordance with the terms of the Notes and the other applicable Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The issued and outstanding capital stock of the Company as of the date hereof is as set forth on the Company’s most recent Form S-4 as of the date of the Closing. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(h) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) except as set forth in on Schedule 4(b), is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(i) SEC Reports and Financial Statements. Except as set forth in the Form S-4, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Litigation. Except as set forth in the Form S-4, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company any Subsidiary or Trump Media & Technology Group Corp., or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in the Form S-4, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Listing and Maintenance Requirements. Each of the Common Stock, redeemable warrants and units (as listed in the Company’s Registration Statement on Form 8-A filed with the Commission on September 2, 2021) (collectively, the “Listed Securities”) are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of any of the Listed Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(l) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except as otherwise agreed in writing with a specific Purchaser, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.

(m) Tax Status. Except as set forth in on Schedule 4(b) and except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth in on Schedule 4(b), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(n) Accountants. The Company’s accounting firm is Adeptus Partners, LLC. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(o) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has taken, directly or indirectly, any action in violation of Regulation M.

(p) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to each Purchaser as contemplated hereby. Subject to any required Shareholder Approval, the issuance and sale of the Notes hereunder will not contravene the rules and regulations of the Principal Market.

(q) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(r) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Notes by any form of general solicitation or general advertising. Assuming the accuracy of the Purchaser’s representations and warranties under this Agreement, the Company has offered the Notes for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(s) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(t) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(u) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(v) Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes hereunder for general corporate purposes and shall not use such proceeds in violation of FCPA or OFAC regulations.

5. Representations and Warranties of the Purchaser. Each Purchaser hereby represents and warrants to the Company as of the date of the Closing that:

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which it is party and performance by such Purchaser of the transactions contemplated by the Transaction Documents to which it is party have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchase Entirely for Own Account. Such Purchaser understands that the Notes are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Notes as principal for its own account and not with a view to or for distributing or reselling such Notes or the Warrants, Conversion Units, Conversion Shares or Warrant Shares, or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such securities at any time pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Notes hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Notes, it was, and as of the date hereof it (i) is either a U.S. person or a “non-U.S. person” as defined under Regulation S promulgated under the Securities Act, as applicable, and, (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act), in either case satisfying the applicable requirements set forth on Exhibit E hereto and an “institutional account” as defined in FINRA Rule 4512(c), and (y) not an entity formed for the specific purpose of acquiring the Notes and is an “institutional account” as defined by FINRA Rule 4512(c) and a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (iii) has exercised independent judgment in evaluating its participation in the purchase of the Notes, (iv) is acquiring the Notes only for its own account and not for the account of others, or if Purchaser is subscribing for the Notes as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (v) is not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Exhibit E), (vi) understands that the offering meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (C) and (J), and (vii) is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

(d) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents to which it is party (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes, the transactions contemplated by this Agreement, the other Transaction Documents and the Merger Agreement, and the merits and risks of investing in the Notes and other Company securities issuable in connection with the Transaction Documents; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects as such Purchaser and its advisor(s) have deemed sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Purchaser further acknowledges that there have not been, and Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Purchaser by the Company, any of its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the transactions contemplated hereby or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Agreement and the other Transaction Documents.

(e) General Solicitation. Such Purchaser became aware of this offering of Notes solely by means of direct contact between Purchaser and the Company, or its representatives or affiliates, and the Notes were offered to Purchaser solely by direct contact between Purchaser and the Company, or its affiliates. Purchaser did not become aware of this offering of the Notes, nor were the Notes offered to Purchaser, by any other means. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Foreign Investment Regulations. Neither the Purchaser, to the extent applicable, any of the Purchaser’s directors or officers nor any of its subsidiaries, nor, to the knowledge of the Purchaser, any of the Purchaser’s controlled affiliates, any employee, agent or other person associated with or acting on behalf of the Purchaser or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: is: (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria).

6. Additional Agreements of the Parties.

(a) Transfer Restrictions. The Notes may only be disposed of in compliance with state and federal securities laws as set forth in the transfer restrictions specified in the Notes and in accordance with the Transaction Documents. Without limiting the foregoing, each Purchaser hereby agrees that it may sell or otherwise transfer its Notes only to one of more Affiliates of such Purchaser.

(b) Legend Removal. Subject to the terms of the Warrant Agreement and the Notes, a Purchaser may request that the Company remove, and the Company shall use its commercially reasonable efforts to cause the removal of the restrictive legends from any Warrant Shares or Conversion Shares, as applicable, being sold under an effective registration statement covering the resale thereof or pursuant to Rule 144 (to the extent available at the time of sale of such Warrant Shares or Conversion Shares, as applicable (the “Unrestricted Condition”). If a legend removal request is made pursuant to the foregoing, and subject to the Purchaser providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or its transfer agent (the “Transfer Documents”) the Company will, no later than two (2) Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Warrant Shares or Conversion Shares, as applicable (or a request for legend removal, in the case of Warrant Shares or Conversion Shares, as applicable issued in book-entry form), deliver or cause to be delivered to such Purchaser an electronic statement from the transfer agent showing that the book-entry position is free from all applicable restrictive legends; provided, however, that, at the request of a Purchaser, Warrant Shares or Conversion Shares, as applicable free from all restrictive legends shall be transmitted by the Company’s transfer agent to a Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian system, as directed by such Purchaser and subject to such Purchaser providing all Transfer Documents. If a Warrant or Conversion Shares, as applicable, is exercised at the time that the Unrestricted Condition would be applicable to the Warrant Shares or Conversion Shares, as applicable, issuable upon such exercise and the Purchaser provides the Transfer Documents, such Warrant Shares or Conversion Shares, as applicable, shall be issued free of any restrictive legend, stop transfer instructions or other restrictions on transfer. The Warrant Shares and Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Notes and the Warrant Agreement. Without limiting the obligations of the Company pursuant to the foregoing, the Company shall use its commercially reasonable efforts to cause its counsel to deliver a legal opinion, if necessary, to its transfer agent under this Section 6(b) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Purchaser as reasonably requested by the Company its counsel, or the transfer agent establishing that restrictive legends are no longer required. Any fees (with respect to the Company’s transfer agent or its counsel) associated with the issuance of any required opinion or the removal of such legend shall be borne by the Company. For the avoidance of doubt, the Company will not have any obligation to reimburse the Holder for any of its expenses in connection with such removal process.

(c) Shareholder Approval. The Company agrees to maintain Proposal 5 and Proposal 10 in form and substance similar to such proposals as set forth in Amendment No. 3 to the Form S-4, as filed with the Commission on January 22, 2024 to (i) obtain the Shareholder Approval to increase the Company’s authorized capital stock such that it will have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Share and Warrant Shares at least equal to the Required Minimum, (ii) recommend that shareholders vote in favor of such proposals and (iii) take such other actions as may be reasonably necessary to obtain the Shareholder Approval. The Company shall also use its commercially reasonable efforts to obtain on a timely basis any other Required Approvals.

(d) Securities Laws Disclosure; Publicity. The Company shall by the Disclosure Time file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. Effective upon the issuance of such filing with the Commission, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to this Agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their respective Affiliates on the other hand, shall terminate, unless a Purchaser has entered into an agreement with the Company whereby such confidentiality provisions are intended to survive such Purchaser’s obligation under this Agreement. The Purchasers shall consult with the Company in issuing any press releases with respect to the transactions contemplated hereby, and shall not issue any such press release nor otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case a Purchaser shall promptly provide the Company with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (x) as required by federal securities law in connection with (1) any registration statement contemplated by the Registration Rights Agreement and (2) the filing of the Transaction Documents, to the extent required by the Commission and (y) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure permitted under this clause (y).

(e) Certain Transactions and Confidentiality. Each Purchaser covenants that, neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced as described in Section 6(d). Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 6(d), such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 6(d), (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 6(d) and (iii) no Purchaser shall have any duty of trust or confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the transactions contemplated by this Agreement are first publicly announced as described in Section 6(d).

(f) Available Funds on the Balance Sheet. Following consummation of the Business Combination, the Company shall maintain at least US$150 million in cash on its balance sheet at all times (the “Available Balance”). The Company shall provide a certificate to the Purchaser within twenty (20) Business Days after the end of each calendar month certifying compliance with the foregoing sentence. In the event the Available Balance is at any time less than US$150 million, the Purchaser may by written notice to Maker, declare the Note to be due immediately and payable, whereupon the unpaid principal amount of the Note, and all other amounts payable thereunder, shall become immediately due and payable; provided, however, that the Available Balance shall be adjusted automatically to be equal to (x) US$150 million multiplied by the product of (y)(i) the outstanding balance of the aggregate principal amount of all of the Notes divided by (ii) US$50 million. For example, if the total outstanding principal amount of the Notes is US$40 million, the Available Balance shall be adjusted to be equal US$120 million.

(g) Mutual Release. Upon execution and delivery of this Agreement (including receipt of its Note), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and its Subsidiaries on the one hand, and each Purchaser on the other hand, for itself, its respective successors, predecessors, assigns, subsidiaries, parents, affiliates and/or related entities, as well as their respective officers, directors, owners, members, employees, partners, agents, guarantors, investors, and/or any other successor in interest, hereby, and from the beginning of time through the date of the Transaction Documents, (x) agrees and acknowledges that the SPA has been mutually terminated as of January 10, 2024 and the execution of this Agreement constitutes written confirmation of such mutual termination and (y) releases, acquits and forever discharges the other party, its respective successors, predecessors, assigns, subsidiaries, parents, affiliates and/or related entities, as well as their respective officers, directors, owners, members, employees, partners, agents, attorneys, guarantors, investors, and/or any other successor in interest, from any and all claims, counterclaims, demands, actions, causes of action, damages, costs, expenses, fees, suits, debts, dues, sums of money, accounts, bonds, bills, contracts, rights, covenants, controversies, variances, judgments, obligations and other liabilities whatsoever, whether known or unknown, whether foreseen or unforeseen, whether in law or in equity, whether compulsory or permissive, whether sounding in tort, contract, fraud, statutory or regulatory violation or whether arising under federal, state, common, statutory or foreign law, or any other law, rule or regulation that arise out of or relate in any way to the SPAs, including, but not limited to, as to the Merger Agreement and the Business Combination to the extent that it relates in any way to the SPAs, amounts due or payable thereunder or shares of the Company’s capital stock issuable in connection with such SPAs, the Merger Agreement, the Business Combination and any such related transactions.

(h) Trust Account Waiver. The Purchaser hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in or distributions from the Trust Account, and shall not make any claim against the Trust Account, with respect to any claim based upon, arising out of, resulting from, in connection with or relating to the Transaction Documents or the transactions contemplated hereby, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account or distributions therefrom now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any Released Claims. Notwithstanding the foregoing, nothing in this Section 6(g) shall be deemed to limit any Purchaser’s right, title, interest or claim to any monies held in or distributions from the Trust Account by virtue of its record or beneficial ownership of any shares of Common Stock, Conversion Units or Warrants acquired in the open market and outstanding on the date hereof (whether acquired by such Purchaser prior to, on or after the date hereof), pursuant to a validly exercised redemption right with respect to any such shares of Common Stock, Conversion Units or Warrants and, for the avoidance of doubt, nothing contained herein shall limit any Purchaser’s rights, if any, in respect of the Transaction Documents and the transactions contemplated thereby.

(i) Registration Rights Agreement and Questionnaire. All capitalized terms used and not defined in this Agreement in this Section 6(i) shall have the same meanings ascribed to them in the Registration Rights Agreement.

(i) Each of the parties hereto acknowledge and agree that the registration of the Registrable Securities on the New Registration Statement shall be subject to the Registration Rights Agreement. Each of the Purchasers shall be entitled to one Demand Registration with respect to all of the Registrable Securities, which shall be in all other ways subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement. For the avoidance of doubt, each Purchaser’s right to one Demand Registration shall be exercisable solely by such Purchaser and shall require the written demand of the holders of a majority in interest of only the Notes issued pursuant to this Agreement. Each of the Purchasers shall also be entitled to include all of the Registrable Securities in Piggyback Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises the Company that the Maximum Number of Securities has been exceeded with respect to a Piggyback Registration, such Purchasers shall not have any priority for inclusion in such Piggyback Registration. Except as set forth above, the Company and each of the Purchasers, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement solely with respect to the Registrable Securities issued and issuable pursuant to the Transaction Documents. Notwithstanding anything to the contrary in the Registration Rights Agreement, the Purchaser further agrees, that the Company shall have the right at any time to register the Registrable Securities without a Demand Registration from the Purchaser.

(ii) Each Purchaser agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit F (a “Selling Stockholder Questionnaire”) as may requested by the Company from time to time in connection with Company’s compliance with the Commission’s rules and regulations and its obligations to register the Registrable Securities, including as contemplated under the Registration Rights Agreement.

(iii) Each Purchaser agrees and acknowledges that, in connection with the filing of the New Registration Statement pursuant to the Registration Rights Agreement, the Company may require Purchaser to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Purchaser and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. Upon such request, such Purchaser shall provide such information within the time frame set forth in the Registration Rights Agreement.

(j) Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the applicable shares of Common Stock in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

(k) Indemnification of Purchasers. Subject to the provisions of this Section 6(k), the Company will indemnify and hold each Purchaser and its respective directors, officers, shareholders, members, managers, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. Any indemnification payments required by this Section 6(k) shall be paid to the Purchasers as mutually agreed to by the Company and the applicable Purchaser Party, subject to reimbursement by the applicable Purchaser Party if a final judicial judgment is made (that can no longer be appealed whatsoever) that such Purchaser Party was not entitled to an indemnity due to the reasons set forth in sub-clauses (y) and (z) in the immediately foregoing sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(l) Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes that are then outstanding for payment in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. For reasons of administrative convenience only, each Purchaser has chosen to communicate with the Company through a mutual counsel. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. The Company covenants and agrees that, except as agreed in writing under a separate agreement with a Purchaser, neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information in writing. Notwithstanding the foregoing, in the event any Purchaser consented or consents to receiving such information, neither the Company, nor any other Person acting on its behalf, shall not provide such information to any other Purchaser or its agents or counsel without the prior written consent of such Purchaser.

(m) Blue Sky Filings. If applicable, the Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

(n) Fees and Expenses. Upon the receipt of the proceeds pursuant to this Agreement, the Company has agreed to reimburse Purchasers the sum of US$50,000 for its documented legal fees and expenses in connection with the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes with the delivery of any Securities to the Purchasers.

7. Conditions of the Purchaser’s Obligations.

(a) The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the mutual agreement of the parties hereto until the Final Drawdown (as defined in the Note) or unless waived by such parties upon mutual agreement entirely:

(i) Representations and Warranties. The representations and warranties of the Company contained in Section 4, shall be true and correct in all respects on and as of the date of the Closing (to the extent such representations and warranties are capable of being given as of such date and giving effect to any exceptions as set forth in the Disclosure Schedules, as applicable).

(ii) Agreement. The Company shall have delivered this Agreement, duly executed by the Company.

(iii) Note. The Company shall have delivered the applicable duly executed Note to such Purchaser at the Closing having the applicable principal amount set forth on Exhibit A, registered in the name of such Purchaser.

(iv) Wire Instructions. The Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Company’s Chief Executive Officer or Chief Financial Officer

(v) Certificates. The Company shall have delivered a (x) secretary’s certificate as to (i) the resolutions consistent with Section 4(c) as adopted by the Company’s board of directors in a form reasonably acceptable to such Purchasers’ counsel, (ii) the effectiveness of each of the Company’s certificate of incorporation of and bylaws, each as in effect at the applicable Drawdown, and (y) an officers’ certificate providing that each and every representation and warranty of the Company in this Agreement shall be true and correct as of the date when made and as of the applicable Drawdown as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date and give effect to any exceptions as set forth in the Disclosure Schedules, as applicable) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Drawdown.

(vi) Flow of Funds. The Company shall have delivered a flow of funds letter, in a form reasonably satisfactory to the Company and each of the Purchasers, with respect to the applicable Drawdown.

(vii) Listing Application. The Company shall have delivered evidence of the submission of an application to the Principal Market with respect to Conversion Shares and Warrant Shares for the listing of such shares of Common Stock for trading thereon in the time and manner required by the Principal Market.

(viii) No Event of Defaults. There is no existing Event of Default under the Note.

(ix) Account Control Agreement. The Company shall have delivered to the Purchasers a duly executed copy of the Account Control Agreement, with respect to the Final Drawdown (as defined in the Note).

8. Conditions of the Company’s Obligations. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of such Purchaser contained in Section 5 shall be true and correct on and as of the Closing.

(b) Purchaser Documentation. Purchaser shall have provided to the Company the information requested in Exhibit E and Exhibit F hereto and any other similar information as reasonably requested by the Company, including IRS Form W-9 or equivalent tax forms, and any information required for the issuance or registration of the shares of Common Stock included in the Conversion Units and issuable upon exercise of the Warrants included in the Conversion Units.

(c) Funds. The Company shall have received the Purchaser’s Drawdown (as defined in the Note) in the Company’s account or such Purchaser shall have delivered reasonably satisfactory evidence to the Company regarding arrangements for the deposit of such Drawdown amount as directed by the Company in connection with such Drawdown.

9. Miscellaneous.

(a) Successors and Assigns. Neither this Agreement nor any rights that may accrue to the Purchasers hereunder (other than the Notes acquired hereunder, if any) may be transferred or assigned. Neither this Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Notwithstanding the foregoing, a Purchaser may assign its rights and obligations under this Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve such Purchaser of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief, and such assignee agrees in writing to be bound by the terms hereof.

(b) Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state or federal courts located in the City of New York in the State of New York, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

(c) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE CONVERSION UNITS, WARRANT SHARES OR CONVERSION SHARES, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF

THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

(d) Counterparts; Facsimile. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed electronic email, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or email address as set forth on the signature page or on Exhibit A, as applicable, or as subsequently modified by written notice or the Company at its headquarters.

(g) Finder’s Fee. Other than to EF Hutton, division of Benchmark Investments, LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(h) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers who then holds at least a majority of the aggregate unpaid principal amount of the Notes then outstanding. Any amendment or waiver effected in accordance with this Section 9(h) shall be binding upon the Purchasers and each transferee of the Notes and each future holder of all such Notes.

(i) Replacement of Securities. If any certificate or instrument evidencing any Notes, Warrants, Conversion Units or shares of Common Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction; provided, however, that such applicant shall indemnify the Company for any potential damages in connection with the issuance of any such new certificate or instrument. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

(j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(k) Further Assurances. Each party hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(l) Fees and Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(m) Entire Agreement. This Agreement, the other Transaction Documents, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Pages Follow.]

The parties hereto have executed this Note Purchase Agreement as of the date first written above.

Digital World Acquisition Corp.

By:
Name: Eric Swider
Title: Chief Executive Officer

Address:
3109 Grand Ave., #450
Miami, Florida 33133Phone: (305) 735-1517
Email: eswider@dwacspac.com

[Signature Page to Note Purchase Agreement]

The parties have executed this Note Purchase Agreement as of the date first written above.

Purchaser:
[___________].

[Signature Page to Note Purchase Agreement]

EXHIBIT A

PURCHASER INFORMATION AND COMMITMENT

Closing: February 8, 2024

Name, address and email address of Purchaser	Principal Amount of Convertible Notes
	Initial Drawdown	Final Drawdown

TOTAL

[Exhibit A]

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

[Exhibit B]

EXHIBIT C

DEFINITIONS

In addition to the terms defined elsewhere in the Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes, and (b) the following terms have the meanings set forth below:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Merger Agreement.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” has the meaning ascribed to such term in the Notes.

“Conversion Shares” means the shares of Common Stock included in the Conversion Units issued and issuable upon conversion of the Notes in accordance with the terms of the Notes.

“Conversion Units” has the meaning ascribed to such term in the Notes.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless the Company otherwise notifies the Purchaser.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Initial Registration Statement” means that certain initial resale registration statement filed by the Company with the Commission on May 27, 2022, pursuant to the Company’s obligations to PIPE Investors under the Registration Rights Agreement and the SPAs.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

[Exhibit C]

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated October 20, 2021, as amended on May 11, 2022, on August 9, 2023, and on September 29, 2023, and as it may be further amended or supplemented from time to time, by and among the Company, DWAC Merger Subsidiary Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Company, Trump Media & Technology Group Corp., a Delaware corporation, and the other parties named therein.

“New Registration Statement” means a registration statement on Form S-3 (or if not available, Form S-1) filed by the Company with the Commission, including all amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement, covering the resale of the Registrable Securities to be made on a continuous basis pursuant to Rule 415 of the Securities Act.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate or articles of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Investors” means those certain institutional investors party to an SPA.

“Preferred Stock” means the 1,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Certificate of Designation, included as an exhibit to the Current Report on Form 8-K filed by the Company with the Commission on December 6, 2021.

“Principal Market” means the Nasdaq Global Market.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Prospectus” means the prospectus included in the New Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the New Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and the New Registration Statement.

“Redemption” means the possible redemption by the stockholders of the Company of any Common Stock or Common Stock Equivalents, as contemplated in the Company’s prospectus in connection with Company’s initial public offering.

“Registrable Securities” means, as of any date of determination, (a) all of the Conversion Shares (assuming on such date the Notes are converted in full without regard to any conversion limitations therein), (b) all of the Warrant Shares (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Notes or limitations on exercise set forth in the Warrants) and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the holder in accordance with such effective Registration Statement, (y) such Registrable Securities have been previously sold in

[Exhibit C]

accordance with Rule 144, or (z) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Purchasers (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 2, 2021, among the Company and the investors named therein as filed with the Commission on September 9, 2021 on Form 8-K, as it may be amended from time to time in accordance with its terms.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares or Warrant Shares issuable upon conversion in full of all Conversion Units.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” means all reports, schedules, registration statements, proxy statements, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act pursuant to Section 13(a) or 15(d) thereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means: (i) such approval as may be required by the applicable rules and regulations of the Principal Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Conversion Shares and Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock, and (ii) such approval as may be required to ensure the Company has sufficient authorized capital stock to issue the Common Stock pursuant to this Agreement, the Notes, the Warrant Agreement and the Warrants.

“SPA” or “SPAs” means those securities purchase agreements, each dated December 4, 2021, entered into by the Company and each of the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase shares of Preferred Stock for a purchase price of $1,000 per share.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 4(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, LLC., the current transfer agent of the Company, with a mailing address of One State Street Plaza, 30th Floor, New York, New York 10004, and any successor transfer agent of the Company

“Warrant Agreement” means that warrant agreement, dated September 2, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, included as an exhibit to its Current Report on Form 8-K, filed by the Company with the Commission on September 9, 2021.

“Warrant Shares” means the shares of Common Stock issued and issuable upon exercise of the Warrants included in the Conversion Units issued in accordance with the terms of the Warrant Agreement in connection with this Agreement.

“Warrants” means any warrant of the Company, including Post-IPO Warrants, Private Placement Warrants, the Working Capital Warrants and the Public Warrants, issued in accordance with and subject to the terms and conditions of the Warrant Agreement, which one whole Warrant entitle the holder thereof to purchase one share of the Company’s Common Stock for $11.50 per share Common Stock.

[Exhibit C]

EXHIBIT D

DISCLOSURE SCHEDULES

[Exhibit D]

EXHIBIT E

ELIGIBILITY REPRESENTATIONS OF PURCHASER

This Exhibit E should be completed and signed by Purchaser

and constitutes a part of the Note Purchase Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Purchaser is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Purchaser is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Purchaser is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	NON-U.S. PERSON STATUS (Please check the box)

☐	Purchaser is a non-U.S. person located outside of the United States.

E.	AFFILIATE STATUS (Please check the applicable box)

PURCHASER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

[Exhibit E]

☐

Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

[Exhibit E]

F.	FINRA INSTITUTIONAL ACCOUNT STATUS
(Please	check the applicable subparagraphs):

☐	Purchaser is an “institutional account” under FINRA Rule 4512(c).

☐	Purchaser is not an “institutional account” under FINRA Rule 4512(c).

PURCHASER:
Print Name:

By:
Name:
Title:

[Exhibit E]

EXHIBIT F

SELLING STOCKHOLDER QUESTIONNAIRE

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Stockholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact

Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐   No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐   No ☐

[Exhibit F]

2

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)	Are you an affiliate of a broker-dealer?

Yes ☐   No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐   No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

(b) Pledged Securities. If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

Answer: ☐ Yes ☐ No

If “Yes,” please describe:

[Exhibit F]

3

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

[Exhibit F]

4